QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.01

OGE ENERGY CORP.

(an Oklahoma corporation)

$                                %                         , Series due

FORM OF
PURCHASE AGREEMENT
(Debt Securities)

Dated:

SECTION 3.	COVENANTS OF THE COMPANY	8
(a)	Compliance with Securities Regulations and Commission Requests	8
(b)	Filing of Amendments	8
(c)	Delivery of Registration Statements	8
(d)	Delivery of Prospectuses	9
(e)	Continued Compliance with Securities Laws	9
(f)	Rule 158	9
(g)	Use of Proceeds	9
(h)	Restriction on Sale of Securities	9
(i)	Blue Sky Qualifications	9
SECTION 4.	PAYMENT OF EXPENSES	10
(a)	Expenses	10
(b)	Termination of Agreement	10
SECTION 5.	CONDITIONS OF UNDERWRITERS' OBLIGATIONS	10
(a)	Effectiveness of Registration Statement; Filing of Prospectus	10
(b)	Opinions of Counsel for Company	10
	(i) Opinion of Oklahoma Counsel	10
	(ii) Opinion of Jones Day	12
(c)	Opinion of Counsel for Underwriters	12
(d)	Officers' Certificate	12
(e)	Accountants' Comfort Letter	13
(f)	Bring-down Comfort Letter	13
(g)	Maintenance of Rating	13
(h)	Material Adverse Change	13
(i)	Additional Documents	13
(j)	Termination of Agreement	13
SECTION 6.	CONDITIONS OF COMPANY'S OBLIGATIONS	14
SECTION 7.	INDEMNIFICATION	14
SECTION 8.	CONTRIBUTION	16
SECTION 9.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY	17
SECTION 10.	TERMINATION OF AGREEMENT	17
(a)	Termination; General	17
(b)	Liabilities	17

SECTION 11.	DEFAULT BY ONE OR MORE OF THE UNDERWRITERS	18
SECTION 12.	NOTICES	18
SECTION 13.	PARTIES	18
SECTION 14.	GOVERNING LAW AND TIME	19
SECTION 15.	EFFECT OF HEADINGS	19
SCHEDULES
Schedule A—List of Underwriters		Sch. A-1
Schedule B—Pricing Information		Sch. B-1
Schedule C—Information Provided by Underwriters		Sch. C-1

OGE ENERGY CORP.

(an Oklahoma corporation)

$

%                        , Series due

PURCHASE AGREEMENT

        ,

To:

Ladies and Gentlemen:

        OGE Energy Corp., an Oklahoma corporation (the "Company"), confirms its agreement with                        (the "Representative"),                         and                         (collectively, with the Representative, the "Underwriters," which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $                              aggregate principal amount of the Company's            %                        , Series due                        (the "Debt Securities"). The Debt Securities are to be issued pursuant to the Indenture dated as of                        , between the Company and UMB Bank, N.A., as trustee (the "Trustee"), as amended and supplemented by Supplemental Indenture No.     , dated as of                        , creating the series in which the Debt Securities are to be issued. The term "Indenture," as used herein, means such Indenture dated as of                        ,            as so amended and supplemented, and includes the Company Order (as defined in the Indenture), if any, establishing the form and terms of the Debt Securities pursuant to the Indenture.

        The Company understands that the Underwriters propose to make a public offering of the Debt Securities as soon as they deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-            ) covering the registration of the Debt Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or (ii) if the Company elects to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective is referred to as the "Offering Terms." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Offering Terms, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Offering Terms, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Debt Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated            , together with the Term Sheet, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

  SECTION 1. Representations and Warranties

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the Closing Time (as defined in Section 2(b) hereof), and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective (and, if later, at the time of the filing of the Company's annual report on Form 10-K) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, (B) information contained in the Registration Statement or the Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus, which information is set forth on Schedule C hereto.

  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations ("Rule 424"), complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective (and, if later, at the time of the filing of the Company's annual report on Form 10-K), at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii)    Independent Accountants.    Ernst & Young LLP, the accountants who examined and audited the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)    Financial Statements.    The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The summary or selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus.

          (v)    No Material Adverse Change.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except for regular quarterly dividends on the Common Stock, par value $0.01 per share, of the Company in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)    Good Standing of the Company's Subsidiaries.    Each subsidiary of the Company named in Exhibit 21.01 to the Company's most recent Annual Report on Form 10-K ("Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance, or claim, except as disclosed in the Registration Statement.

          (viii)    Capitalization.    The authorized, issued and outstanding capital stock of the Company is as stated in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

          (ix)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (x)    Authorization of the Indenture.    The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xi)    Authorization of the Debt Securities.    The Debt Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits provided by, the Indenture.

          (xii)    Description of the Debt Securities and the Indenture.    The Debt Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (xiii)    Absence of Defaults and Conflicts.    Neither the Company nor any Significant Subsidiary is in violation of its Restated Certificate of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") or, except as disclosed in the Registration Statement, in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except for such defaults or violations (other than with respect to its Restated Certificate of Incorporation or By-laws) that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Debt Securities, and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Debt Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary, other than such events or conditions that are contemplated by the terms of this Agreement and the Indenture.

          (xiv)    Absence of Proceedings.    Other than as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xv)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

          (xvi)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Debt Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Registration Statement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained.

          (xvii)    Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by them and as described in the Registration Statement and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, "Governmental Licenses"); the Company and each subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xviii)    Title to Property.    The Company and its subsidiaries have good and sufficient title to all real property, principal plants and all other property owned by them and which is material to the Company's and its subsidiaries' operations taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix)    Labor.    No labor disturbance by the employees of the Company or any subsidiaries exists or, to the knowledge of the Company or any subsidiary, is imminent which might be expected to have a Material Adverse Effect.

          (xx)    Taxes.    The Company and its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those filings being contested in good faith) and have paid all taxes of which it has notice are due thereon (other than those being contested in good faith and for which adequate reserves have been provided without penalty or interest), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

          (xxi)    Books and Records.    The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (xxii)    Illegal Payments.    Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (xxiii)    Public Utility Holding Company Act.    The Company is a "holding company" and Oklahoma Gas and Electric Company (the "Utility") is a "public utility" as those terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), (i) each of the Company and the Utility have complied with all rules and regulations of the Holding Company Act necessary to conduct its business as presently conducted and to allow the Company to enter into this Agreement and consummate the transactions contemplated hereby, and (ii) each of the Company and the Utility is currently exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof.

          (xxiv)    Disclosure Controls and Procedures.    The Company (i) has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (B) have been evaluated for effectiveness, as of the end of the period covered by the respective annual or quarterly report, and (C) are effective in all material respects to perform the functions for which they were established, (ii) based on the evaluation of its disclosure controls and procedures, is not aware of (A) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and (iii) since the date of the most recent evaluation of such disclosure controls and procedures, has experienced no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

        (b)    Officer's Certificates.    Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

  SECTION 2. Sale and Delivery to Underwriters; Closing

        (a)    Debt Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the principal amount of Debt Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Debt Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.

        (b)    Payment.    Payment of the purchase price, and delivery of certificates, for the Debt Securities shall be made at the offices of Jones Day, Chicago, Illinois, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Chicago time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Debt Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Debt Securities which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Debt Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (c)    Denominations; Registration.    One certificate for the Debt Securities shall be in the amount of $                                           and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Company will make the Debt Securities, which may be in temporary form, available for examination and packaging by the Underwriters in New York, New York not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

  SECTION 3. Covenants of the Company

        The Company covenants with each Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 424 or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Debt Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments.    The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters reasonably objects.

        (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representative reasonably requests, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Debt Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Debt Securities, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (g)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Debt Securities in the manner specified in the Prospectus under "Use of Proceeds."

        (h)    Restriction on Sale of Securities.    During the period beginning on the date of this Agreement and continuing until the Closing Time, which period shall in no event exceed 5 business days, the Company will not, without the prior written consent of the Representative, in its sole discretion, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company which mature more than one year after the Closing Time and which are substantially similar to the Debt Securities.

        (i)    Blue Sky Qualifications.    The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Debt Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Debt Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

  SECTION 4. Payment of Expenses

        (a)    Expenses.    Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Debt Securities, (iii) all costs, taxes and expenses incident to the preparation, issuance and delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Debt Securities, (vii) any fees payable in connection with the rating of the Debt Securities and (viii) all costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with "blue sky" qualifications.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a)(i) hereof or in accordance with Section 6 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that to the extent that the Underwriters agree to purchase securities similar to the Debt Securities within twelve months of the date hereof, the Company shall, in such next purchase, receive a credit against the underwriting commission for any expenses reimbursed under this Section 4(b).

  SECTION 5. Conditions of Underwriters' Obligations

        The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

        (a)    Effectiveness of Registration Statement; Filing of Prospectus.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Offering Terms shall have been filed with the Commission in accordance with Rule 424(b) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b)    Opinions of Counsel for Company.    At the Closing Time, the Representative shall have received the favorable opinions, dated as of the Closing Time, of Rainey, Ross, Rice & Binns, Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed original or reproduced copies of such opinions for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

          (i)    Opinion of Oklahoma Counsel.

            (A)  the Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Prospectus;

            (B)  each Significant Subsidiary is a legally existing corporation and is in good standing under the laws of the jurisdiction of its incorporation and has the corporate power, right and authority to do business and to own property in their in their respective jurisdictions in the manner and as set forth in the Prospectus;

            (C)  the Indenture has been duly and validly executed and delivered by the Company, which has full power and authority to enter into and perform its obligations thereunder; and the Indenture constitutes the binding and enforceable agreement of the Company in accordance with its terms, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors' rights;

            (D)  the Debt Securities are in the form contemplated by the Indenture, have been duly and validly authorized by the Company, constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement of provisions of the Indenture may be limited by bankruptcy or other applicable laws affecting the enforcement of creditors rights, and will be entitled to the benefits of the Indenture;

            (E)  while, except as otherwise stated in said opinion, such counsel are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed pursuant to Rule 424 and/or Rule 434 under the 1933 Act or at the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (F)  this Agreement has been duly authorized, executed and delivered by the Company;

            (G)  such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

            (H)  the Indenture and the Debt Securities conform in all material respects to the statements concerning them in the Prospectus;

            (I)   all statements contained in the Registration Statement and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

            (J)   the execution and delivery of this Agreement and the issuance of the Debt Securities, and compliance with the provisions thereof, under the circumstances contemplated hereby and thereby, do not and will not violate the Restated Certificate of Incorporation or By-Laws of the Company or any Significant Subsidiary, or in any material respect conflict with or constitute on the part of the Company or any Significant Subsidiary a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to such counsel to which the Company or such Significant Subsidiary is a party or any law, regulation, consent decree or administrative, arbitration or court order known to such counsel to which the Company or such Significant Subsidiary is subject;

            (K)  no approval, authorization, consent, certificate or order of any Oklahoma commission or regulatory authority is necessary with respect to the offering, issuance, sale or delivery of the Debt Securities to the Underwriters as contemplated in this Agreement; and

          (ii)    Opinion of Jones Day.

            (A)  such opinion shall cover the matters set forth in subdivisions (E), (G), (H) and (J) of paragraph (b)(i) of this Section 5;

            (B)  the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act, the Prospectus has been filed pursuant to Rule 424(b) and/or Rule 434 of the 1933 Act Regulations, and, to the best knowledge of said counsel, no proceedings for a stop order in respect thereof are pending or threatened under Section 8(d) or 8(e) of the 1933 Act;

            (C)  the Registration Statement, including any Rule 462(b) Registration Statement, the Offering Terms and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) comply as to form, in all material respects, with the requirements of the 1933 Act, the 1934 Act and the 1939 Act and the rules and regulations of the Commission under such Acts; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) as of their respective dates of filing with the Commission complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations;

            (D)  the Indenture has been qualified under the 1939 Act as and to the extent required by the provisions of the 1939 Act; and

            (E)  all approvals, authorizations, consents, certificates or orders of any state or federal commission or regulatory authority that are necessary with respect to the issuance and sale of the Debt Securities by the Company as contemplated in this Agreement have been obtained.

            (F)  each of the Company and the Utility is currently exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof.

            Such opinion may be subject to the reservation that, in giving such opinion, said counsel has relied on the opinion of Oklahoma counsel as to all matters of Oklahoma law, provided that such opinion shall state that said counsel believes that the Underwriters and they are justified in relying on the opinion of Oklahoma counsel.

        (c)    Opinion of Counsel for Underwriters.    At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Chapman and Cutler LLP, counsel for the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Debt Securities as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of Oklahoma counsel or other counsel satisfactory to the Underwriters.

        (d)    Officers' Certificate.    At the Closing Time, the Underwriters shall have received a certificate of the chief executive officer or a vice president of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

        (e)    Accountants' Comfort Letter.    At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f)    Bring-down Comfort Letter.    At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, together with signed original or reproduced copies of such letter for each of the other Underwriters, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (g)    Maintenance of Rating.    Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Debt Securities or any of the Company's other securities.

        (h)    Material Adverse Change.    (i) Since the date hereof or since the respective dates as of which information is given in the Prospectus, the Company shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the prospectus or (ii) since the date hereof or since the respective dates as of which information is given in the Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, results of operations, properties or management of the Company, whether or not arising in the ordinary course of business, otherwise than set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgement of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities being delivered as such Closing Time on the terms and in the manner contemplated in the Prospectus.

        (i)    Additional Documents.    At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Debt Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debt Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

        (j)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

        In giving the opinions contemplated by paragraphs (b) and (c) of this Section 5, counsel may rely upon certificates of state officials as to the Company's and its Significant Subsidiaries' good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Debt Securities have been executed on behalf of the Company by the manual or facsimile signatures of the President or a Vice President and the Secretary or an Assistant Secretary of the Company and have been manually authenticated by an authorized official of the Trustee, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

  SECTION 6. Conditions of Company's Obligations

        The obligation of the Company to deliver the Debt Securities upon payment therefor shall be subject to the following conditions:

        At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

        In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Underwriters. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

  SECTION 7. Indemnification

        (a)   The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Debt Securities), to which that Underwriter or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any preliminary prospectus or the Registration Statement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Prospectus, any preliminary prospectus or the Registration Statement, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Senior Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus, any preliminary prospectus or the Registration Statement, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Schedule C and provided, further, that such indemnity with respect to a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Debt Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Debt Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected by the Prospectus, provided that the Company shall have delivered the Prospectus, in a timely manner and in sufficient quantities to permit such delivery by the Underwriters. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

        (b)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors and each person, if any, who controls the Company within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectus, any preliminary prospectus or the Registration Statement or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Prospectus, any preliminary prospectus or the Registration Statement, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnifying party shall, if a claim in respect thereof is made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 7 if, in the reasonable judgment of the Representative, the Representative shall have reasonably concluded that there may be legal defenses available to them and the other Underwriters that are different from or in addition to those available to the indemnifying party, and in that event the fees and expenses of such separate counsel shall be paid by the Company (provided that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel and one local counsel). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

  SECTION 8. Contribution

        If the indemnification provided for in Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or any action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Debt Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters with respect to the Debt Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Debt Securities under this Agreement, in each case as set forth in the table on the cover page of the Prospectus.

        The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or any action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim.

        Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section are several in proportion to their respective underwriting obligations and not joint.

  SECTION 9. Representations, Warranties and Agreements to Survive Delivery

        All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Debt Securities to the Underwriters.

  SECTION 10. Termination of Agreement

        (a)    Termination; General.    The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if: (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations or properties of the Company, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company or any subsidiary on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or there is a material disruption in securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred any calamity or crisis or such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative impracticable or inadvisable to proceed with the public offering or delivery of the Debt Securities being delivered at such Closing Time on the terms and in the manner contemplated in the Prospectus.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

  SECTION 11. Default by One or More of the Underwriters

        If one or more of the Underwriters fails at the Closing Time to purchase the Debt Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Debt Securities"), the remaining Underwriter or Underwriters will have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Debt Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the remaining Underwriter or Underwriters do not complete such arrangements within such 24-hour period, then:

          (a)   if the principal amount of Defaulted Debt Securities does not exceed 10% of the aggregate principal amount of the Debt Securities to be purchased hereunder, each of the non-defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)   if the principal amount of Defaulted Debt Securities exceeds 10% of the aggregate principal amount of the Debt Securities to be purchased hereunder, this Agreement will terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section will relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the remaining Underwriter or Underwriters or the Company will have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11.

  SECTION 12. Notices

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to                    ; each with a copy to Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, Attention: Jonathan A. Koff, Esq. Notices to the Company shall be directed to it at OGE Energy Corp., 321 North Harvey, P. O. Box 321, Oklahoma City, Oklahoma, Attention: President and Chief Executive Officer, with a copy to Jones Day, 77 West Wacker, Chicago, Illinois 60601, Attention: Robert J. Joseph, Esq.

  SECTION 13. Parties

        This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  SECTION 14. Governing Law and Time

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Except as otherwise set forth herein, specified times of day refer to New York City time.

  SECTION 15. Effect of Headings

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[This space intentionally left blank]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours, OGE ENERGY CORP.
By:
Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:

BY:

By:
Title:

SCHEDULE A.

Name of Underwriter	Principal Amount of Debt Securities
$
$
$

Total	$

Sch. A-1

SCHEDULE B.

OGE ENERGY CORP.

$                        %                         , Series due

        1.     The initial public offering price of the Debt Securities is            % of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

        2.     The purchase price to be paid by the Underwriters for the Debt Securities is            % of the principal amount thereof.

        3.     The interest rate on the Debt Securities is            % per annum.

        4.     [Insert redemption terms, if any]

Sch. B-1

SCHEDULE C.

        The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or preliminary prospectus or the Prospectus (or any amendment or supplement thereto):

Sch. C-1

QuickLinks

  Exhibit 1.01
Table of Contents
PURCHASE AGREEMENT
SCHEDULE A.
SCHEDULE B.
SCHEDULE C.